Exhibit 10.1

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to the Loan and Security Agreement (this "Amendment"), dated June 30, 2026, is entered into among BCPC II-J, LLC (the "Company"), a Delaware limited liability company, as borrower; the Financing Providers party hereto; DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral agent (in such capacity, the "Collateral Agent"); DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral administrator (in such capacity, the "Collateral Administrator"); DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"); JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Financing Providers (in such capacity, the "Administrative Agent") and BAIN CAPITAL PRIVATE CREDIT, a Delaware statutory trust, as servicer (in such capacity, the "Servicer"). Reference is hereby made to the Loan and Security Agreement, dated as of August 21, 2024 (as amended or modified from time to time, the "Loan and Security Agreement") among parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

The Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a)
The Required Financing Providers' execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.
(b)
The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.
(c)
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(d)
This Amendment may be executed in any number of counterparts in .pdf format or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
(e)
This Amendment shall be effective as of the date of this Amendment first written above.
(f)
The effectiveness of this Amendment is conditioned upon (i) delivery of executed signature pages by all parties hereto to the Administrative Agent, (ii) payment of outstanding fees payable pursuant to Section 4.03(d) of the Loan and Security Agreement in the amount set forth in the Amended and Restated Administrative Agency Fee Letter, (iii) delivery of an opinion of counsel for the Company and the Servicer with respect to the enforceability of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent and (iv) receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company as the Administrative Agent may reasonably require relating to the organization, existence and good standing of the Company and any other legal matters relating to the Company, this Second Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
(g)
The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. Each of the Company, the Servicer, the Administrative Agent, and the Lender, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment and acknowledges and agrees that the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Collateral Administrator and the Securities Intermediary and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Agreement or the related transaction documents or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BCPC II-J, LLC,
as Company

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

BAIN CAPITAL PRIVATE CREDIT,
as Servicer

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Collateral Agent

By:	/s/ Mary Hammerl
Name: Mary Hammerl
Title: Vice President

By:	/s/ Rick Kohlmeyer
Name: Rick Kohlmeyer
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Securities Intermediary

By:	/s/ Mary Hammerl
Name: Mary Hammerl
Title: Vice President

By:	/s/ Rick Kohlmeyer
Name: Rick Kohlmeyer
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Collateral Administrator

By:	/s/ Mary Hammerl
Name: Mary Hammerl
Title: Vice President

By:	/s/ Rick Kohlmeyer
Name: Rick Kohlmeyer
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

The Financing Providers

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

Exhibit A

Changed pages to Loan and Security Agreement

Execution Version

Conformed through the ~~First~~Second Amendment to the Loan and Security Agreement dated as of

~~December 13~~June 30, ~~2024~~2026

LOAN AND SECURITY AGREEMENT

dated as of

August 21, 2024

among

BCPC II-J, LLC

the Financing Providers party hereto

the Collateral Administrator, Collateral Agent and Securities Intermediary party hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

BAIN CAPITAL PRIVATE CREDIT,

as Servicer

Table of Contents

Page

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01	Originations and Purchases of Portfolio Investments	32
SECTION 1.02	Procedures for Originations, Purchases and Related Financings	~~33~~32
SECTION 1.03	Conditions to Originations and Purchases	34
SECTION 1.04	Sales of Portfolio Investments	35
SECTION 1.05	Currency Equivalents Generally; Certain Calculations	37

ARTICLE II THE FINANCINGS

SECTION 2.01	Financing Commitments	38
SECTION 2.02	Initial Advance	38
SECTION 2.03	Financings, Use of Proceeds	38
SECTION 2.04	Initial Funding Conditions	41
SECTION 2.05	Other Conditions to Initial Funding	43
SECTION 2.06	Conditions to Advances	43
SECTION 2.07	Replacement of Lenders.	~~44~~43
SECTION 2.08	Commitment Increase Option.	11

ARTICLE III ADDITIONAL TERMS APPLICABLE TO THE FINANCINGS

SECTION 3.01	The Advances	~~44~~11
SECTION 3.02	General	~~49~~50
SECTION 3.03	Taxes	~~49~~50
SECTION 3.04	Mitigation Obligations; Replacement of Lenders	~~52~~53

ARTICLE IV COLLECTIONS AND PAYMENTS

SECTION 4.01	Interest Proceeds	~~53~~54
SECTION 4.02	Principal Proceeds	~~54~~55
SECTION 4.03	Principal and Interest Payments; Prepayments; Commitment Fee; Priority of Payments	~~55~~56
SECTION 4.04	Payments Generally	~~59~~60
SECTION 4.05	Interest MV Cure Account and Principal MV Cure Account	~~60~~61
SECTION 4.06	Proceeds Collection Account	~~61~~62
SECTION 4.07	Reduction of Financing Commitments	~~62~~63

ARTICLE V THE SERVICER

SECTION 5.01	Appointment and Duties of the Servicer	63
SECTION 5.02	Servicer Representations as to Eligibility Criteria; Etc	~~63~~64
SECTION 5.03	Indemnification	~~63~~64

ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01	Representations and Warranties	~~64~~65
SECTION 6.02	Covenants of the Company and the Servicer	~~67~~68
SECTION 6.03	Separate Existence.	~~71~~72
SECTION 6.04	Amendments, Etc	~~73~~74

ARTICLE VII EVENTS OF DEFAULT

ARTICLE VIII ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01	The Accounts; Agreement as to Control	~~75~~76
SECTION 8.02	Collateral Security; Pledge; Delivery	~~79~~80
SECTION 8.03	Capital Contributions	82
SECTION 8.04	Accountings	82

ARTICLE IX THE AGENTS

SECTION 9.01	Appointment of Administrative Agent and Collateral Agent	~~82~~83
SECTION 9.02	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	~~87~~87

ARTICLE X MISCELLANEOUS

SECTION 10.01	Non-Petition	90
SECTION 10.02	Notices	~~90~~91
SECTION 10.03	No Waiver	~~91~~92
SECTION 10.04	Expenses; Indemnity; Damage Waiver	~~91~~92
SECTION 10.05	Amendments	~~92~~93
SECTION 10.06	Confidentiality	~~92~~93
SECTION 10.07	Successors; Assignments	~~93~~94
SECTION 10.08	Non-Recourse	~~96~~97
SECTION 10.09	Governing Law; Submission to Jurisdiction; Etc	~~96~~97
SECTION 10.10	Counterparts	~~97~~98
SECTION 10.11	Headings	98
SECTION 10.12	Interest Rate Limitation	98
SECTION 10.13	Acknowledgements and Consent to Bail-In of Affected Financial Institutions.	~~98~~99
SECTION 10.14	Acknowledgements of Lenders.	100
SECTION 10.15	Annex A.	~~101~~102

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Initial Approval Requests

"Affiliate Purchased Investment Balance" means, as of any date of determination, an amount equal to the aggregate principal balance of all Affiliate Portfolio Investments acquired by the Company prior to such date.

"Agent Business Day" means any day on which commercial banks and foreign exchange markets settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Santa Ana, California).

"Agents" means each of the Administrative Agent and the Collateral Agent.

"Amended and Restated Administrative Agency Fee Letter" means the Amended and Restated Administrative Agency Fee Letter dated as of the Second Amendment Effective Date between the Company and the Administrative Agent.

"Amendment" has the meaning specified in Section 6.04.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Parent and/or the Company from time to time concerning or relating to bribery or corruption.

"Applicable Bank Law" has the meaning specified in Section 9.01.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Margin" means, for each Advance, the amount specified on the Transaction Schedule as the "Applicable Margin for Advances".

"Approval Request" has the meaning specified in Section 1.02(a).

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07), and accepted by the Administrative Agent, in the form of Exhibit D or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

"AUD" means Australian dollars.

"AUD Screen Rate" means, for each Calculation Period relating to an Advance in AUD, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal to three months as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen funded and unfunded balance of any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Principal Collection Account and the Permitted Non-USD Currency Accounts representing Principal Proceeds as of such date (in each case including cash and Eligible Investments) minus (C) the amount of any Unfunded Exposure Shortfall as of such date.

"Collection Account" means the Interest Collection Account and the Principal Collection Account, collectively.

"Commitment Fee" has the meaning specified in Section 4.03(e).

"Commitment Increase Date" means the effective date (which shall be a Business Day) of an increase of the Financing Commitments in accordance with Section 2.08 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.08.

"Company" has the meaning specified in the preamble.

"Compliance Condition" has the meaning specified in Schedule 9.

"Concentration Limitations" has the meaning specified on Schedule 5 hereto.

"Controlled Affiliate" means, with respect to the Parent, any operating entity that directly or indirectly controls or is controlled by the Parent, but excluding any special purpose subsidiary that is structured to be bankruptcy-remote.

"CORRA" means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Credit Risk Parties" has the meaning specified in Article VII.

"Currency Shortfall" has the meaning specified in Section 4.04(b).

"Custodial Account" has the meaning specified in Section 8.01(a).

"Daily Portfolio Holding Report" has the meaning specified in Section 8.04.

"Daily Simple SARON" means, for each day during any Calculation Period, SARON, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SARON" for business loans, as determined for such day at approximately 11:00 a.m., Geneva time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SARON as calculated for any purpose under this Agreement is below zero percent, Daily Simple

"JPMCB" has the meaning specified in the preamble.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

"Lender" has the meaning specified in Section 2.01.

"Lender Fee Letter" means each letter agreement entered into by and among the Company, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Lender Letter Agreement" means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Company) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Company).

"Leverage Ratio" with respect to any Portfolio Investment, the meaning of "Leverage Ratio" (for such applicable lien or level within the capital structure) or any comparable definition relating to indebtedness in the Underlying Instruments for such Portfolio Investment; provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Leverage Ratio will be construed on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable.

"Lien" means any lien, security interest, mortgage, pledge, hypothecation, encumbrance, preference, priority, preferential arrangement, charge, or adverse claim, in each case securing the payment of obligations.

"Loan Assignment Agreement" has the meaning specified in Section 8.01(a).

"Loan Documents" means this Agreement, each Sale Agreement, the Administrative Agency Fee Letter, the Effective Date Letter, the First Amendment Effective Date Letter, the Amended and Restated Administrative Agency Fee Letter, any Assignment and Assumption, any Lender Fee Letter and any agreements entered into in connection herewith by the Company with or in favor of the Bank (in any of its capacities hereunder), the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, UCC filings and any certificates prepared in connection with this Agreement.

"LTV Ratio" means, on any date of determination, an amount (expressed as a percentage) equal to (A)(i) the principal amount of the then outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) and the accrued but unpaid interest payable on the Advances minus (ii) the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments, but excluding amounts on deposit in the Unfunded Exposure Account (or the applicable Permitted Non-USD Currency Account in respect of such Unfunded Exposure Amounts relating to Portfolio Investments denominated in a Permitted Non-USD Currency) within such fifteen (15) calendar day period and has been unable to do so, thirty (30 calendar days)) thereof or in such longer period as may be agreed to by the Administrative Agent in its sole discretion.

"Market Value Cure Period" means the period commencing on the Business Day on which the Administrative Agent notifies the Company of the occurrence of a Market Value Event (which notice shall be given by the Administrative Agent prior to 2:00 p.m., New York City time, on any Business Day, and if not given by such time, such notice shall be deemed to have been given on the next succeeding Business Day) and ending at (x) 5:00 p.m., New York City time, on the date that is two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion; provided that the Market Value Cure Period may be extended if (i) the Company has delivered a Market Value Cure Extension Request satisfactory to the Administrative Agent it its sole discretion to extend the Market Value Cure Period by the Market Value Cure Extension Period and (ii) on each day in such Market Value Cure Extension Period, the Company has delivered a Market Value Cure Plan Status Confirmation; provided, further, that, if on any date during the Market Value Cure Extension Period, the Market Value Cure Plan Status Confirmation is not satisfactory to the Administrative Agent in its sole discretion, a Market Value Cure Failure will be deemed to have occurred on such date.

"Market Value Cure Plan" means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: contribution of capital from an Affiliate of the Company, prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the Market Value Cure Extension Period.

"Market Value Cure Plan Status Confirmation" means, for each Business Day during the Market Value Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated Market Value Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

"Market Value Event" means the notification in writing by the Administrative Agent to the Company and the Servicer that it has determined that as of any date the LTV Ratio is greater than the Maintenance LTV Ratio.

"Material Adverse Effect" has the meaning specified in Section 6.01(m). "Material Amendment" has the meaning specified in Section 10.07(c).

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable following the occurrence of an Event of Default under Article VII, (3) the date on which the Advances are repaid in full pursuant to Section 4.03(c)(ii) and (4) the date after a Market Value Cure Failure occurs on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning specified in Section 10.12.

"Mezzanine Obligation" means an obligation which is unsecured, subordinated debt of the obligor.

"Minimum Facility Amount" means the lower of (a) the then-current Financing Commitment and (b) the amount set forth in the table below.; provided that, on and after the Second Amendment Effective Date, the Minimum Facility Amount shall be 70% of the then-current Financing Commitment (including as increased on each Commitment Increase Date by the applicable Commitment Increase Request):

Period Start Date (from and including)	Period End Date (to but excluding)	Minimum Facility Amount (% of Financing Commitments)
Effective Date	The date that is 3 months after the Effective Date	25% of Financing Commitment
The date that is 3 months after the Effective Date	The date that is 9 months after the Effective Date	55% of Financing Commitment
The date that is 9 months after the Effective Date	Last day of the Reinvestment Period	70% of Financing Commitment

"Nationally Recognized Valuation Provider" means Houlihan Lokey, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corporation, FTI Consulting, Duff & Phelps and any other entity providing professional asset valuation services that is mutually agreed by the Administrative Agent and the Servicer.

"Net Asset Value" means, on any date of determination, the sum of the Market Value (expressed as a percentage of par) of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio other than the unfunded commitment amount of the Delayed Funding Term Loan or a Revolving Loan multiplied by the funded principal amount of such Portfolio Investment; provided that (x) any Ineligible Investment or (y) any Portfolio Investment (for the avoidance of doubt, other than a Participation Interest) which has traded but not settled within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date shall be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes until the occurrence of the related settlement date (it being understood that any Principal Proceeds identified to be applied to the purchase price of such Portfolio Investment shall be included in Net Asset Value at any time during which the value of Portfolio Investment is zero pursuant to this proviso); provided, further, that the Excess Concentration Amount shall be subtracted from the Net Asset Value; provided, further that, if the trade date for the sale of a Portfolio Investment by the Company has occurred, the related settlement date has not occurred and the Administrative Agent has received satisfactory evidence that such trade has been entered into (which evidence shall include the sale price), the Market Value of such Portfolio Investment shall be deemed to be such sale price.

"NOK" means Norwegian Kroner.

"NOK Screen Rate" means, with respect to any Calculation Period relating to an Advance in NOK, the Norwegian Interbank Offered rate administered by Finance Norway (Finans Norge) (or any other person which takes over the administration of that rate) for NOK for deposits with a maturity of three months as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the NOK Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which NOK deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Oslo interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the NOK Screen Rate as calculated for any purpose under this Agreement is below zero percent, the NOK Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Non-Call Period End Date" means the earlier of (i) the date on which a Non-Call Termination Event occurs and (ii) ~~the date occurring eighteen (18) calendar months following the Effective Date~~February 21, 2027.

"Non-Call Termination Event" has the meaning set forth in Annex A. "NYFRB" means the Federal Reserve Bank of New York.

"NYFRB's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term "NYFRB Rate" means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

"NZD" means New Zealand Dollars.

"Origination" has the meaning specified in Section 1.01.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

"Other Plan Law" means any federal, state, local or other law or regulation that could cause the underlying assets of the Company to be treated as assets of any governmental, church, non-U.S. or other benefit plan (other than a Plan).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of a Recipient (other than an assignment pursuant to Section 3.04(b)).

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

"Parent" means Bain Capital Private Credit.

"Recipient" means any Agent and any Lender, as applicable.

"Recurring Revenue Loan" means a Loan underwritten based on the definition of "annualized recurring revenue" (or an equivalent term) in the Underlying Instruments, or if no such definition exists in such Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer, including, without limitation, software as a service subscription revenue, and designated as a Recurring Revenue Loan by the Administrative Agent in connection with its initial approval (or deemed approval, in the case of the Initial Loans) of such Loan in accordance with the Agreement.

"Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in EUR and related calculations, EURIBOR, (v) with respect to Advances denominated in AUD and related calculations, the AUD Screen Rate, (vi) with respect to Advances denominated in SEK and related calculations, the STIBOR Screen Rate, (vii) with respect to Advances denominated in CHF and related calculations, Daily Simple SARON, (viii) with respect to Advances denominated in NZD, the BKBM Screen Rate, (ix) with respect to Advances denominated in NOK and related calculations, the NOK Screen Rate and (x) with respect to Advances denominated in DKK and related calculations, the CIBOR Screen Rate. The applicable Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Agent and the Collateral Administrator in writing), and such determination shall be conclusive absent manifest error.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, two (2) Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

"Register" has the meaning specified in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) August 21, ~~2027~~2028, (ii) the date on which a Market Value Cure Failure occurs, and (iii) the Maturity Date.

"Related Parties" has the meaning specified in Section 9.01.

"Relevant Governmental Body" means (i) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. Sanctions, (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c), or (e) any Person otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom or any other relevant sanctions authority.

"Second Amendment Effective Date" means June 30, 2026.

"Secured Obligations" has the meaning specified in Section 8.02(a).

"Secured Parties" has the meaning specified in Section 8.02(a).

"Securities Intermediary" has the meaning specified in the preamble.

"SEK" means Swedish Kroner.

"Seller" has the meaning specified in the preamble. "Servicer" has the meaning specified in the preamble. "Servicing Fee" has the meaning set forth in Annex A. "Settlement Date" has the meaning specified in Section 1.03.

"Similar Law" means any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

"SOFR" means the Secured Overnight Financing Rate.

"Solvent" means, with respect to any entity, that as of the date of determination, both (i) (a) the sum of such entity's debt (including contingent liabilities) does not exceed the present fair saleable value of such entity's present assets; (b) such entity's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement or on the Effective Date; and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such entity is "solvent" within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website.

"SONIA Administrator" means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

SECTION 2.08 Commitment Increase Option.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment to up to $450,000,000 (cumulatively, in the aggregate), subject to satisfaction (or waiver by the Administrative Agent in writing (including via email) in its sole discretion) of the following conditions precedent:

(a)
the Administrative Agent (in its sole discretion) approves in writing (which may be by email) such Commitment Increase Request;
(b)
no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;
(c)
the Compliance Condition is satisfied on and as of the Commitment Increase Date;
(d)
all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(e)
no commitment reduction shall have occurred pursuant to Section 4.07(a) in connection with the occurrence of a Non-Call Termination Event prior to the Commitment Increase Date;
(f)
the Company shall have paid to the Administrative Agent on the Commitment Increase Date, for the account of the Administrative Agent, an upfront fee in an aggregate amount specified in the Amended and Restated Administrative Agency Fee Letter;
(g)
any Commitment Increase Request shall be in an amount not less than $25,000,000, or such lesser amount as agreed to by the Administrative Agent; and
(h)
receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE FINANCINGS

SECTION 3.01 The Advances.

(a)
Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in the applicable Eligible Currency on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account) (or for delivery in accordance with the Effective Date Letter to the extent permitted under Section 2.03). Each Lender at its option may make any Advance by

(b)
Subject to the proviso set forth in Section 4.02(c) and the requirements of this Section 4.03(c), the Company shall have the right (i) on any Payment Date, to prepay outstanding Advances in whole or in part in accordance with the Priority of Payments, (ii) at any time after the occurrence of the Non-Call Period End Date, to prepay the outstanding Advances in full in connection with termination of this Agreement and the Financing Commitments, (iii) to prepay Advances on any Business Day without regard to clauses (i) and (ii); provided that the Company may not prepay Advances more than five times during any Calculation Period pursuant to this clause (iii), (iv) to prepay Advances in whole or in part in connection with a Market Value Cure, (v) to prepay Advances in whole or in part on any Business Day that JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent and (vi) to prepay Advances in part in connection with and using the proceeds of a Specified Transaction in an amount equal to the greater of (x) 50% of the then-current Financing Commitment and (y) U.S.$100,000,000. The Company shall notify the Administrative Agent by telephone (confirmed by email with a copy to the Collateral Agent and the Collateral Administrator) of any prepayment hereunder not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except as otherwise set forth herein, prepayments are not required to be accompanied by accrued and unpaid interest.
(c)
In accordance with the Administrative Agency Fee Letter, the Company shall pay to the Administrative Agent an upfront fee set forth in the Administrative Agency Fee Letter. In accordance with the First Amendment Effective Date Letter, the Company shall on the First Amendment Effective Date pay to the Administrative Agent the applicable amount set forth in the First Amendment Effective Date Letter. In accordance with the Amended and Restated Administrative Agency Fee Letter, the Company shall on the Second Amendment Effective Date pay to the Administrative Agent the applicable amount set forth in the Amended and Restated Administrative Agency Fee Letter.
(d)
The Company agrees to pay to the Lenders (other than a Defaulting Lender) a commitment fee (the "Commitment Fee") in USD in the amount specified in the Effective Date Letter (or, with respect to each Lender that is a party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter). Accrued Commitment Fees shall be payable in arrears on each Payment Date and on the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period; provided that, if either such date is not a Payment Date, the accrued Commitment Fees shall be payable on the next occurring Payment Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)
Once paid, all fees or any part thereof payable hereunder shall not be refundable under any circumstances.
(f)
On each Payment Date and the Maturity Date, the Collateral Agent, pursuant to the Payment Date Report, shall distribute all amounts on deposit in the Interest Collection Account and the Interest MV Cure Account and any amounts on deposit in a Permitted Non-USD Currency Interest Collection Account as of the end of the most recent Calculation Period or in the case of the Maturity Date, such date, in the following order of priority (the "Interest Priority of Payments"):
(A)
first, (1) to pay accrued but unpaid Administrative Expenses to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, up to a

SCHEDULE 1

Transaction Schedule
1.	Types of Financing	Available	Financing Limit
	Advances	yes

~~U.S.$250,000,000~~Prior to a Commitment Increase Date, the then current aggregate principal amount of the Financing Commitments (which on the Second Amendment Effective Date is U.S.$400,000,000); after a Commitment Increase Date, if any, the then current aggregate principal amount of the Financing Commitments plus the principal amount of each increase in the Financing Commitments set forth in the applicable Commitment Increase Requests up to $450,000,000 in the aggregate, as reduced to reflect any reduction in the Financing ~~Commitment~~Commitments pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing Limit may be utilized in Permitted Non-USD Currencies.

2.	Financing Providers		Financing
	Lender:	JPMorgan Chase Bank, National Association

~~Commitment~~Commitments

~~U.S.$250,000,000~~Prior to a Commitment Increase Date, the then current aggregate principal amount of the Financing Commitments (which on the Second Amendment Effective Date is U.S.$400,000,000); after a Commitment Increase Date, if any, the then current aggregate principal amount of the Financing Commitments plus the principal amount of each increase in the Financing Commitments set forth in the applicable Commitment Increase Requests up to $450,000,000 in the aggregate, as reduced to reflect any reduction in the Financing ~~Commitment~~Commitments pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing ~~Commitment~~Commitments may be utilized in Permitted Non-USD Currencies.

3.	Scheduled Termination Date:	August 21,~~2029~~2030.

4.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on any Benchmark,

(i) initially ~~2.25~~2.10% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, ~~4.25~~4.10%.

With respect to interest based on the Base Rate,

(i) initially ~~2.25~~2.10% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, ~~4.25~~4.10%.

5.	Account Numbers

	Custodial Account: Principal MV Cure Account: Interest MV Cure Account: Interest Collection Account: Principal Collection Account: Proceeds Collection Account: Unfunded Exposure Account	[***] [***] [***] [***] [***] [***] [***]

Permitted Non-USD Currency Accounts:

	CAD Collection Account: EURO Collection Account: GBP Collection Account: AUD Collection Account:	[***] [***] [***] [***]

	10. Maximum aggregate Unfunded Exposure Amount:	7.5% (2.5% sublimit for Unfunded Exposure Amount relating to Revolving Loans)

	11. Maximum concentration of Partial Deferrable Obligations:	10% (excluding Partial Deferrable Obligations that, as of any date of determination, are paying interest in cash at a rate not less than the applicable Benchmark plus 5.0% per annum)

12. Maximum concentration of (i) Recurring Revenue Loans and (ii) Portfolio Investments issued by an obligor with a Leverage Ratio of greater than 7.0x on the applicable dateof determination:	Collectively, 20%

12. Maximum concentration of Portfolio Investments issued by an obligor with a Leverage Ratio of greater than 7.0x on the applicable date of determination:	20%

13. Maximum concentration of Portfolio Investments issued by an obligor with a Leverage Ratio of greater than 7.0x on the applicable date of determination:	7.5%

14. Maximum concentration of Portfolio Investments consisting of Recurring Revenue Loans the obligor of which has an 1.0x since the date on which the Notice of Acquisition with respect to such Recurring Revenue Loan was approved by the Administrative Agent:	0.0%

15. Maximum concentration of Portfolio Investments issued by Second obligors in the software sector (as designated by the Administrative Agent in its sole discretion):	(i) for the period from the Second Amendment Effective Date through (and including) the date that is six (6) months after the Second Amendment Effective Date, 22.5%; and (ii) thereafter, 20%

* The industry classification of each Portfolio Investment shall be determined by the Servicer and set forth in the Initial Approval Request in respect of such Portfolio Investment and approved by the Administrative Agent in its sole discretion in conjunction with its approval of such Portfolio Investment pursuant to Section 1.02(c); provided that the industry classifications of the Initial Loans are as set forth in Schedule 8 hereto).